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                                                                  EXHIBIT 10.34


                  CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT


In order to facilitate discussions relating to the possible business relationship between ________________________________ (Company) and Phoenix International Ltd., Inc. (Phoenix), it will be necessary for Company to review and analyze certain information that Phoenix regards as propriety and confidential in nature. The Company understands that Phoenix is willing to furnish such information solely for the purpose of discussions concerning the proposed business transactions and pursuant to the following terms and conditions:

1. "Proprietary Information" shall mean all information disclosed by Phoenix or its representatives to the Company, or by the Company of its representatives to Phoenix, in accordance with the provisions of this Agreement. Proprietary Information shall not include information which
     (a) is or becomes generally available to the public other than as a result of a disclosure by the Parties or their directors, officers, employees, or representatives, (b) is or becomes available to the parties on a non-confidential basis from a source other than Parties or their representatives provided that such source is not bound by a confidentiality agreement with Parties in respect thereof; or (c) is within the possession of the Parties prior to its being furnished to the Company by Phoenix, provided that the source of such information is not bound by a confidentiality agreement with Phoenix in respect thereof.

2. The Proprietary Information will be kept confidential and will not, without the prior written consent of Phoenix, be disclosed by the Company or its representatives to any third party. The Company agrees to transmit the Proprietary Information only to those representatives who need to know the Proprietary Information for the purpose of evaluating the transaction, who are informed of the confidential nature of the Proprietary Information, and who agree to be bound by the terms of this Agreement.

3. The Proprietary Information shall not be (a) used by the Company to invent, create, modify, adopt or manufacture any hardware or software product or to provide, perform or furnish any other services which would directly or indirectly compete or be used in lieu of the hardware, software or other products or services of Phoenix; (b) used by the Company in any operations of Phoenix; (c) reproduced without the consent of Phoenix; or (d) disclosed to third parties without consent of Phoenix unless such disclosure is required by law, rule or regulation binding on the Company. In the event that the Company is requested or required by legal process or by the operation of applicable law to disclose any Proprietary Information, it is agreed that the Company will provide Phoenix with prompt notice of such requests so Phoenix may seek an appropriate protective order and/or waive compliance by and with provisions of the agreement.

4. Except to the extent provided by this Agreement, neither Company or Phoenix shall disclose to any other person the fact that the Proprietary Information has been made available, that discussions or negotiations are taking place concerning a possible transaction with Phoenix, or any of the term, conditions or other facts with respect to


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     any such possible transactions, including the status thereof, except as required by law, and then only with written notice as soon as possible to Phoenix.

5. Upon request in writing of Phoenix, all copies, in whatever form held or maintained, of any Proprietary Information furnished by Phoenix or its representatives to the Company shall be returned as promptly as practicable and no copies of any Proprietary Information shall be kept or maintained by the Company. All documents, memoranda, notes and other writings whatsoever prepared by the company or its representatives based on the Proprietary Information shall be destroyed, and such destruction shall be certified in writing to Phoenix by an authorized officer of the Company supervising such destruction.

6. Except as set forth in the terms of this Agreement, neither Company nor Phoenix shall be committed in any way with respect to the matter to be discussed.

7. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto, their successors and assigns. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed within such state.

8. Any modification or waiver of the conditions of this Agreement must be in writing and be signed by both the Company and Phoenix.


     Accepted and agreed to on this ________ day of _______________, 19___.



COMPANY                                   PHOENIX INTERNATIONAL LTD. INC.
                                          900 Winderley Place, Suite 140
Individual's Name                         Maitland, Florida   32751
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Signature                                 By:
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Company Representative
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